Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of Rivergate Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through WHLR-Rivergate, LLC, its wholly-owned subsidiary, obtained the right to acquire through a Purchase and Sale Agreement on September 21, 2016. WHLR-Rivergate, LLC completed the acquisition on December 21, 2016.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 gives effect to the acquisition of the Property as if it occurred on September 30, 2016. The Wheeler REIT column as of September 30, 2016 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on November 9, 2016 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the nine months ended September 30, 2016 and the year ended December 31, 2015 give effect to the Company's acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the nine months ended September 30, 2016 represents the results of operations presented in the Company's Form 10-Q. The Wheeler REIT column for the year ended December 31, 2015 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 10, 2016. The Property column includes the full year’s operating activity for the Property for the year ended December 31, 2015 and nine months' operating activity for the nine months ended September 30, 2016, as the Property was acquired subsequent to September 30, 2016 and, therefore, was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction closed during the fourth quarter of 2016, the Property will be included in the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 10, 2016 as part of its Form 10-K for the year ended December 31, 2015 and on November 9, 2016 as part of its Form 10-Q for the nine months ended September 30, 2016.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2016

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Investment properties, net	$292,212,257	$33,351,132	$325,563,389
Cash and cash equivalents	35,816,636	(13,037,500)	22,779,136
Restricted cash	10,309,397	—	10,309,397
Rents and other tenant receivables, net	3,235,105	—	3,235,105
Related party receivables	1,365,950	—	1,365,950
Notes receivable	12,000,000	—	12,000,000
Goodwill	5,485,823	—	5,485,823
Assets held for sale	365,880	—	365,880
Above market lease intangible, net	7,718,507	1,222,348	8,940,855
Deferred costs and other assets, net	36,098,994	3,266,619	39,365,613

Total Assets	$404,608,549	$24,802,599	$429,411,148

LIABILITIES:
Mortgages and other indebtedness	$231,767,262	$24,212,500	$255,979,762
Liabilities associated with assets held for sale	1,350,000	—	1,350,000
Below market lease intangibles	8,718,947	590,099	9,309,046
Accounts payable, accrued expenses and other liabilities	10,147,839	—	10,147,839

Total Liabilities	251,984,048	24,802,599	276,786,647

Commitments and contingencies	—	—	—
Series D cumulative convertible preferred stock	38,014,257	—	38,014,257

EQUITY:
Series A preferred stock	452,971	—	452,971
Series B convertible preferred stock	40,710,868	—	40,710,868
Common stock	679,404	—	679,404
Additional paid-in capital	222,725,476	—	222,725,476
Accumulated deficit	(160,594,653)	—	(160,594,653)
Noncontrolling interest	10,636,178	—	10,636,178

Total Equity	114,610,244	—	114,610,244

Total Liabilities and Equity	$404,608,549	$24,802,599	$429,411,148

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2016

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental revenues	$23,787,801	$2,151,687	$(59,963)	(1)	$25,879,525
Asset management fees	623,340	—	—		623,340
Commissions	833,516	—	—		833,516
Tenant reimbursements and other revenues	6,887,918	357,775	—		7,245,693

Total Revenues	32,132,575	2,509,462	(59,963)		34,582,074

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED PROPERTY:
Property operations	8,498,715	475,885	—		8,974,600
Non-REIT management and leasing services	1,351,640	—	—		1,351,640
Depreciation and amortization	15,306,331	—	1,247,397	(2)	16,553,728
Provision for credit losses	196,311	—	—		196,311
Corporate general & administrative	6,290,460	43,082	—		6,333,542

Total Operating Expenses and Certain Operating
Expenses of the Acquired Property	31,643,457	518,967	1,247,397		33,409,821

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	489,118	1,990,495	(1,307,360)		1,172,253

Interest income	301,378	—	—		301,378
Interest expense	(9,801,442)	—	(671,897)	(3)	(10,473,339)

Net Income (Loss) from Continuing Operations	(9,010,946)	1,990,495	(1,979,257)		(8,999,708)

Less: Net income (loss) from continuing operations attributable to noncontrolling interests	(842,915)	—	1,051	(4)	(841,864)
Net Income (Loss) from Continuing Operations Attributable to Wheeler REIT	$(8,168,031)	$1,990,495	$(1,980,308)		$(8,157,844)

Net (loss) from continuing operations per share:
Basic and diluted	$(0.12)				$(0.12)

Net (loss) from continuing operations per unit:
Basic and diluted	$(0.16)				$(0.16)

Weighted-average outstanding:
Common shares	67,155,184				67,155,184
Common units	5,367,945				5,367,945
Basic and diluted	72,523,129				72,523,129

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental revenues	$20,553,870	$2,580,635	$(332,601)	(1)	$22,801,904
Asset management fees	588,990	—	—		588,990
Commissions	361,984	—	—		361,984
Tenant reimbursements and other revenues	6,229,361	454,291	—		6,683,652

Total Revenues	27,734,205	3,034,926	(332,601)		30,436,530

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED PROPERTY:
Property operations	8,351,456	605,095	—		8,956,551
Non-REIT management and leasing services	1,110,705	—	—		1,110,705
Depreciation and amortization	16,882,462	—	1,838,506	(2)	18,720,968
Provision for credit losses	243,029	—	—		243,029
Corporate general & administrative	13,480,089	58,115	—		13,538,204

Total Operating Expenses and Certain Operating
Expenses of the Acquired Property	40,067,741	663,210	1,838,506		42,569,457

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(12,333,536)	2,371,716	(2,171,107)		(12,132,927)

Interest expense	(9,043,761)	—	(895,863)	(3)	(9,939,624)

Net Income (Loss) from Continuing Operations	(21,377,297)	2,371,716	(3,066,970)		(22,072,551)

Less: Net income (loss) from continuing operations attributable to noncontrolling interests	(1,426,478)	—	(46,393)	(4)	(1,472,871)
Net Income (Loss) from Continuing Operations Attributable to Wheeler REIT	$(19,950,819)	$2,371,716	$(3,020,577)		$(20,599,680)

Net (loss) from continuing operations per share:
Basic and diluted	$(0.51)				$(0.53)

Net (loss) from continuing operations per unit:
Basic and diluted	$(0.37)				$(0.38)

Weighted-average outstanding:
Common shares	38,940,463				38,940,463
Common units	3,863,339				3,863,339
Basic and diluted	42,803,802				42,803,802

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Balance Sheet

A.	Reflects the unaudited consolidated balance sheet of the Company as of September 30, 2016 included in the Company’s Form 10-Q filed on November 9, 2016.

B.
Represents the estimated pro forma effect of the Company’s $37.3 million acquisition of the Property, assuming it occurred on September 30, 2016. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.
Reflects the unaudited consolidated statement of operations of the Company for the nine months ended September 30, 2016 included in the Company's Form 10-Q filed on November 9, 2016, excluding discontinued operations.

B.	Amounts reflect the unaudited historical operations of the Property for the nine months ended September 30, 2016, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents expected interest expense on debt used to finance the acquisition, which is expected to accrue interest at a rate of 3.70% per annum and mature in December 2019.

(4)	Represents the estimated additional income (loss) attributed to the acquisition of the property for noncontrolling interest ownership.

D.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2015 included in the Company's Form 10-K filed on March 10, 2016.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2015, unless otherwise noted.